SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                     September 19, 2001
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                             (Date of earliest event reported)

                             Lehman ABS Corporation
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               (Exact Name of Registrant as Specified in Charter)

     Delaware                    1-11661                   13-3447441
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    (State of                  (Commission                (I.R.S. Employer
  Incorporation)                File Number)              Identification No.)

     3 World Financial Center
         New York, New York                                     10285
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(Address of Principal Executive Offices)                      (Zip Code)

        Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5. Other Events

     On September 19, 2001, Lehman ABS Corporation ("LABS") transferred $20,860,000 aggregate principal amount of 7% Goodyear Tire and Rubber Company Notes due March 2028 (the "Underlying Securities") to the Corporate Backed Trust Certificates, Goodyear Tire and Rubber Company Series 2001-34 Trust (the "Trust") established by LABS on September 6, 2001, which issued Corporate Backed Trust Certificates, Goodyear Tire and Rubber Company Series 2001-34 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of September 6, 2001 (the "Series Supplement") and a supplement to the Series Supplement, dated as of September 19, 2001 (the "Supplement" and, together with the Standard Terms and the Series Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated September 19, 2001 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7. Financial Statements and Exhibits

     (a)  Financial Statements - Not Applicable

     (b)  Pro Forma Financial Information - Not Applicable

     (c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
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     4.1            Supplement to the Series Supplement, dated as of September
                    19, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

                                       2

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEHMAN ABS CORPORATION

                                       By:  /s/  Rene Canezin
                                            ---------------------------------
                                            Name: Rene Canezin
                                            Title: Senior Vice President

Date:  September 19, 2001

                                       3

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                                INDEX TO EXHIBITS

Exhibit No.                 Description
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   4.1              Supplement to the Series Supplement, dated as of September
                    19, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

                                       4